EXHIBIT 8

PLDT INC.

Subsidiaries as at December 31, 2016

Our consolidated financial statements include the financial statements of PLDT (parent company) and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2016 and 2015:

			2016		2015
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Wireless
Smart:	Philippines	Mobile services	100.0	—	100.0	—
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	—	100.0	—	100.0
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	—	100.0	—	100.0
I-Contacts Corporation	Philippines	Operations support servicing business	—	100.0	—	100.0
Smart Money Holdings Corporation, or SMHC	Cayman Islands	Investment company	—	100.0	—	100.0
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	—	100.0	—	100.0
PH Communications Holdings Corporation	Philippines	Investment company	—	100.0	—	100.0
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Mobile services	—	100.0	—	100.0
Francom Holdings, Inc.:	Philippines	Investment company	—	100.0	—	100.0
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group	British Virgin Islands	Content provider, mobile applications development and services	—	100.0	—	100.0
Voyager Innovations, Inc., or Voyager	Philippines	Mobile applications and digital platforms developer	—	100.0	—	100.0
eInnovations Holdings Pte. Ltd., or eInnovations(a):	Singapore	Investment company	—	100.0	—	100.0
Takatack Holdings Pte. Ltd., or Takatack Holdings(e)	Singapore	Investment company	—	100.0	—	100.0
Takatack Technologies Pte. Ltd., or Takatack Technologies(d)	Singapore	Development and maintenance of IT-based solutions for communications and e-Commerce platforms	—	100.0	—	100.0
Takatack Malaysia Sdn. Bhd., or Takatack Malaysia(e)	Malaysia	Development, maintenance and support services to enable the digital commerce ecosystem	—	100.0	—	—
iCommerce Investments Pte. Ltd., or iCommerce(b)	Singapore	Investment company	—	100.0	—	100.0
Voyager Fintech Ventures Pte. Ltd., or Fintech Ventures (formerly eInnovations Ventures Pte. Ltd. or eVentures)(f)	Singapore	Investment company	—	100.0	—	100.0
Fintqnologies Corporation, or FINTQ(g)	Philippines	Development of financial technology innovations	—	100.0	—	—
Fintq Inventures Insurance Agency Corporation(h)	Philippines	Insurance company	—	100.0	—	—
ePay Investments Pte. Ltd., or ePay(b)	Singapore	Investment company	—	100.0	—	100.0
PayMaya Philippines, Inc. or PayMaya(i)	Philippines	Provide and market certain mobile payment services	—	100.0	—	100.0
PayMaya Operations Philippines, Inc., or PayMaya Ops(j)	Philippines	Market, sell and distribute payment solutions and other related services	—	100.0	—	100.0
3rd Brand Pte. Ltd., or 3rd Brand	Singapore	Solutions and systems integration services	—	85.0	—	85.0
WiFun, Inc., or WiFun(k)	Philippines	Software developer and selling of WiFi access equipment	—	100.0	—	100.0
Telesat, Inc.(l)	Philippines	Satellite communications services	100.0	—	100.0	—
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Mobile services	—	99.6	—	99.6

Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	—	100.0	—
Smart-NTT Multimedia, Inc.(l)	Philippines	Data and network services	100.0	—	100.0	—
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	—	100.0	—
Talas Data Intelligence, Inc., or Talas(m)	Philippines	Business infrastructure and solutions; intelligent data processing and implementation services and data analytics insight generation	100.0	—	100.0	—
ePLDT, Inc., or ePLDT:	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	100.0	—	100.0	—
IP Converge Data Services, Inc., or IPCDSI, and Subsidiary, or IPCDSI Group	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	—	100.0	—	100.0
Curo Teknika, Inc., or Curo	Philippines	Managed IT outsourcing	—	100.0	—	100.0
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group	Philippines	Internet-based purchasing, IT consulting and professional services	—	100.0	—	99.8
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	—	67.0	—	67.0
netGames, Inc.(n)	Philippines	Gaming support services	—	57.5	—	57.5
Digitel:	Philippines	Telecommunications services	99.6	—	99.6	—
Digitel Information Technology Services, Inc.(l)	Philippines	Internet services	—	99.6	—	99.6
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	—	98.0	—
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	—	75.0	—
Pacific Global One Aviation Company, Inc., or PG1	Philippines	Air transportation business	65.0	—	65.0	—
Pilipinas Global Network Limited, or PGNL, and Subsidiaries	British Virgin Islands	Internal distributor of Filipino channels and content	64.6	—	64.6	—

Others
PLDT Global Investments Holdings, Inc., or PGIH	Philippines	Investment company	100.0	—	100.0	—
PLDT Digital Investments Pte. Ltd., or PLDT Digital, and Subsidiaries	Singapore	Investment company	100.0	—	100.0	—
Mabuhay Investments Corporation, or MIC(l)	Philippines	Investment company	67.0	—	67.0	—
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	—	100.0	—	100.0
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	—	99.9	—	99.9

(a)

On February 24, 2015, the Accounting and Corporate Regulatory Authority, or ACRA, of Singapore, the national regulator of business entities in Singapore, approved the change in the business name of Smart Hub Pte. Ltd. to eInnovations Holdings Pte. Ltd.

(b)

On February 27, 2015, ePay and iCommerce were incorporated in Singapore to provide digital, internet, information, communication and IT-related activities. Both subsidiaries will serve as the holding companies of other digital investments. ePay and iCommerce are 100% owned by eInnovations, each having an initial capitalization of SGD10 thousand, or Php323 thousand. ePay was deconsolidated in February 2016 and was reconsolidated in August 2016. See Note 10 – Investments in Associates and Joint Ventures – eInnovations’ Investment in ECommerce Pay to the accompanying audited consolidated financial statements in Item 18. “Financial Statements”.

(c)	On October 1, 2015, the ACRA of Singapore approved the change in the business name of Takatack Pte. Ltd. to Takatack Holdings Pte. Ltd.
(d)

On August 6, 2015, Takatack Holdings acquired 100% equity interest in Paywhere Pte. Ltd. On October 1, 2015, the ACRA of Singapore approved the change in the business name of Paywhere Pte. Ltd. to Takatack Technologies Pte. Ltd.

(e)

On April 12, 2016, Takatack Malaysia was incorporated in Malaysia to provide development, maintenance and support services and sales and marketing to enable the entire digital commerce ecosystem in favor of consumers, merchants, service providers and other third parties.

(f)

On August 21, 2015, eVentures was incorporated in Singapore to serve as a holding company of other digital investments providing digital, internet, information, communication and IT-related activities. On January 12, 2016, the ACRA of Singapore approved the change in business name of eVentures to Voyager Fintech Ventures Pte. Ltd.

(g)

On April 27, 2016, Voyager incorporated its financial technology unit FINTQ focusing on customer-centric, demand-driven and mobile-first financial technology platforms that enable banks and non-banks in offering their respective customer base seamless digital access to loans, savings, insurance, disbursements, payments, anti-fraud and card control services, among others. Its key thrust is to promote inclusive growth and financial inclusion leveraging on digital and mobile technologies in emerging markets.

(h)

On December 19, 2016, Fintq Inventures Insurance Agency Corporation was incorporated in the Philippines to engage in business as an insurance agent for the distribution, marketing and sale of insurance products such as life, non-life, accident and health insurance and pre-need projects and services.

(i)	Effective September 15, 2015, the Philippine SEC approved the amendment of Smart e-Money, Inc.’s name to PayMaya Philippines, Inc.
(j)

On February 10, 2015, mePay Operations Philippines, Inc. was incorporated in the Philippines to market, sell and distribute payment solutions and other related services. Effective June 22, 2015, the Philippine SEC approved the amendment of mePay Operations Philippines, Inc. name to PayMaya Operations Philippines, Inc., or PayMaya Ops. PayMaya Ops is 60% and 40% owned by PayMaya and Smart, respectively, with initial capitalization of Php1 million.

(k)

On November 25, 2015, Smart acquired the remaining 13% noncontrolling shares of WiFun for a total purchase price of Php10 million, of which Php7 million and Php3 million were paid on November 25, 2015 and February 29, 2016, respectively.

(l)	Ceased commercial operations.
(m)	On June 16, 2015, Talas was incorporated in the Philippines to implement the Intelligent Data Fabric and immediate delivery of Big Data capability platform of the PLDT Group.
(n)	Ceased commercial operations and under liquidation due to shortened corporate life to August 31, 2015.